0000052340       IA000398           EXHIBIT 4.1

Number                                                                  Shares
SPECIMEN                     LOGO   INFORMATION ANALYSIS               SPECIMEN
                                  INCORPORATED
          INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

                                                              CUSIP 456696 10 3

This is to certify that
                                    SPECIMEN





is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF ONE CENT PER SHARE, OF

                       INFORMATION ANALYSIS INCORPORATED

transferable on the books at the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Charter and by the By-Laws of the Corporation, as now or hereafter amended, to all of which the holder hereof, by acceptance hereof, assents.
     This certificate is not void unless countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:



      Secretary              SEAL                 Sandor Rosenberg
                                                  President

COUNTERSIGNED; AND REGISTERED
       AMERICAN STOCK TRANSFER & TRUST CO.
               (NEW YORK, NY)     TRANSFER AGENT
                                  AND REGISTRAR

                           AUTHORIZED SIGNATURE

                                       19